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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                               September 25, 1996


                        LORAL SPACE & COMMUNICATIONS LTD.
            (Exact name of registrant as specified in its charter)

    Islands of Bermuda           1-14180                   13-3867424
    (State or other            (Commission                 (IRS Employer
    jurisdiction of            File Number)               Identification
    incorporation)                                            Number)


                600 Third Avenue, New York, New York      10016
             (Address of principal executive offices)   (Zip Code)


           Registrant's telephone number, including area code:
                              (212) 697-1105










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Item 5.  Other Events.

                  On September 25, 1996, Loral Space & Communications Ltd. ("Loral") and AT&T Corp. ("AT&T") entered into a definitive Agreement for the Purchase and Sale of Assets dated as of September 25, 1996 (the "Agreement") between AT&T, as Seller, and Loral, as Buyer. Pursuant to the Agreement, Loral agreed to buy the assets and operations of AT&T's Skynet Satellite Services business for $712.5 million in cash, subject to adjustment in an amount equal to the difference between $487 million and the amount of net assets delivered to Loral at closing. Consummation of the transaction is subject to, among other things, applicable regulatory reviews, including approval by the Federal Communications Commission and expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. A copy of each of the Agreement and the press release of Loral announcing the transaction is filed as Exhibit 2.1 and Exhibit 99.1 hereto, respectively, and incorporated by reference herein.


Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.

                   (c)     Exhibits.

Exhibit 2.1 Agreement for the Purchase and Sale of Assets dated as of September 25, 1996 by and between AT&T Corp., as Seller, and Loral Space & Communications Ltd., as Buyer

Exhibit 99.1 Press Release of Loral Space & Communications Ltd. dated September 25, 1996



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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 LORAL SPACE & COMMUNICATIONS LTD.
                                         (Registrant)


Date: September 27, 1996         By: /s/ Eric J. Zahler
                                         Eric J. Zahler
                                         Vice President, General
                                         Counsel and Secretary




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                                  EXHIBIT INDEX


Exhibit           Description

Exhibit 2.1 Agreement for the Purchase and Sale of Assets dated as of September 25, 1996 by and between AT&T Corp., as Seller, and Loral Space & Communications Ltd., as Buyer

Exhibit 99.1 Press Release of Loral Space & Communications Ltd. dated September 25, 1996